SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.    20549


                                     FORM  8-K


                                  CURRENT  REPORT
                   PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934



            Date  of  Report  (Date  of  Earliest  Event  Reported):
                                AUGUST  11,  1998




     FACTUAL  DATA  CORP.
     (Exact  name  of  registrant  as  specified  in  its  charter)



         COLORADO                    0-24205                 84-1449911
(State  of  Incorporation)     (Commission File No.)     (I.R.S. Employer
                                                        Identification  No.)


     5200  HAHNS  PEAK  DRIVE
     LOVELAND,  COLORADO  80538
     (Address  of  principal  executive  offices)



     (970)  663-5700
     (Registrant's  telephone  number,  including  area  code)

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On August 11, 1998, Factual Data Corporation (the "Company") closed its acquisition of the assets of Heritage Credit Reporting, Inc. ("Heritage") pursuant to an Asset Purchase Agreement (the "Agreement") executed on August 11, 1998 and effective July 31, 1998. The Company and its franchisees and licensees provide information services, including mortgage credit reports to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). Prior to the acquisition, Heritage was a licensee of the Company operating in the metropolitan Chicago, Illinois area.

     Pursuant to the Agreement, the Company acquired the fixed assets, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of Heritage in exchange for (i) $250,000 cash paid at closing, (ii) a promissory note in the principal amount of $1,570,957, (iii) 11,595 shares of Common Stock of the Company valued at $100,000, and (iv) cancellation of a promissory note in the amount of $68,239 payable to the Company from Heritage. The note bears interest at 8% per annum, is payable in twenty quarterly installments commencing September 30, 1998 and is secured by a lien on all of the assets purchased pursuant to the Agreement. The Company also assumed the lease obligations for the Heritage facility.

     In connection with the purchase, the Company entered into an employment agreement with Charles F. Geis, a former employee of Heritage. The employment agreement commenced August 1, 1998 and is effective for a three year term, subject to automatic one year extensions. Mr. Geis will serve as Vice President/Regional Operations for the credit reporting division of the Company. Mr. Geis also entered into a non-competition agreement which is for the term of his employment agreement plus one year. The Company also entered into a non-competition agreement with Michael P. and Gail Kelly (the "Kellys"), the former shareholders of Heritage, and Heritage Business
Services,  Inc.  (the  "Consultant"),  an  entity  with  which the Company has
entered  into  a  service  agreement.    Under  the  Service  Agreement,  the
Consultant, through the services of the Kellys, will assist the Company in acquisitions of other entities, including those engaged in the business of providing information services such as those currently provided by the Company. The Services Agreement is for a three year term which commenced August 1, 1998.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a) It is impracticable to provide the required financial statements relative to Heritage at this time. In accordance with Item 7(a)(1), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

     (b) It is impracticable to provide the required pro forma financial information relative to Heritage and the Registrant at this time. In accordance with Item 7(b)(2), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.


(c)          Exhibits


2.1 Asset Purchase Agreement between Factual Data Corp. and Heritage Credit Reporting, Inc. dated as of July 31, 1998.


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FACTUAL  DATA  CORPORATION


Date:  August  25,  1998                              By: /s/ Jerald H. Donnan
                                                         ---------------------
           Jerald  H.  Donnan,
      Chief  Executive  Officer




DJK\FACTUAL\FORM8-K2.HER